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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Xata Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xata Corporation
151 East Cliff Road, Suite 10
Burnsville, MN 55337
(952) 707-5600
January 6, 2006
Dear Shareholder:
     You are cordially invited to attend the Company’s Annual Meeting of Shareholders to be held at 3:00 p.m., on Wednesday, February 8, 2006, at the Sheraton Bloomington Hotel, 7800 Normandale Road, Bloomington, Minnesota.
     This year you are presented with proposals to:
•	elect six (6) directors;

•	act upon a proposal to amend the 2002 Long-Term Incentive and Stock Option Plan to increase the shares reserved for issuance under the 2002 Plan from 750,000 to 1,250,000 and to require that all options and awards be granted with an exercise price not less than the fair market value of our common stock as of the date of grant.
     Following the formal business of the meeting, we will report on the affairs of the Company and respond to questions of general interest to shareholders.
     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares which you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.
Very truly yours,
/s/ Craig S. Fawcett
Craig S. Fawcett
Chairman and Chief Executive Officer

XATA CORPORATION
151 East Cliff Road, Suite 10
Burnsville, MN 55337
(952) 707-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 8, 2006

To the Shareholders of XATA Corporation:
     The Annual Meeting of Shareholders of XATA Corporation (the “Company”) will be held on Wednesday, February 8, 2006, at 3:00 p.m., at the Sheraton Bloomington Hotel, 7800 Normandale Road, Bloomington, Minnesota, for the following purposes:
•	To fix the number of directors at six (6) and to elect six (6) directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2007. Only 5 of the 6 directors will be elected by the holders of our Common Stock. The remaining one director will be elected by the holders of our Series B Preferred Stock, voting as a class;

•	To act upon a proposal to amend the 2002 Long-Term Incentive and Stock Option Plan (the “2002 Plan”) to increase the shares reserved for issuance under the 2002 Plan from 750,000 to 1,250,000 and to require that all options and awards be granted with an exercise price not less than the fair market value of our common stock as of the date of grant; and

•	To transact such other business as may properly come before the meeting or any adjournments thereof.
     We have fixed the close of business on January 3, 2006 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Our transfer books will not be closed.
     Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.

By Order of the Board of Directors

/s/ Mark E. Ties

January 6, 2006	Mark E. Ties
Secretary

XATA CORPORATION
151 East Cliff Road, Suite 10
Burnsville, MN 55337
(952) 707-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 8, 2006

GENERAL INFORMATION
     This proxy statement is furnished to shareholders by the Board of Directors of XATA Corporation (the “Company”) for solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, February 8, 2006, to be held at the Sheraton Bloomington Hotel, 7800 Normandale Road, Bloomington, Minnesota, at 3:00 p.m., and at all adjournments thereof. The purposes of the meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting of Shareholders. We are not currently aware of any other matters that will come before the meeting.
     A copy of our annual report, which includes our report on Form 10-KSB/A for the fiscal year ended September 30, 2005, is enclosed for your information. It is not a part of the proxy solicitation material. The report describes the financial condition of the Company as of September 30, 2005.
     We have asked brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our Common Stock and we will reimburse them for their expenses in so doing. To ensure adequate representation at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. We will bear all expenses incurred in connection with this solicitation.
RECORD DATE AND VOTING
     We have fixed January 3, 2006, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the record date, we had issued and outstanding 7,618,030 shares of our Common Stock, par value $.01 per share, 1,744,355 shares of our Series B Preferred Stock (“Series B Stock”), and 1,269,036 shares of our Series C Preferred Stock (“Series C Stock”). The Series B Stock and the Series C Stock are referred to collectively as the “Preferred Stock.” Each share of Common Stock and Preferred Stock is entitled to one vote on each proposal to be presented to the meeting. In addition, the Series B Stock votes separately as a class with respect to the election of Christopher P. Marshall, one of the six nominees for election as directors. There is no right of cumulative voting. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the transaction of business. All matters listed in the Notice of Annual Meeting require the affirmative vote of a majority of the shares present at the Annual Meeting either in person or by proxy, and entitled to vote on that matter (but in no event less than a majority of a quorum, or 26% of the shares issued and outstanding).

HOW TO VOTE	By signing and returning the enclosed proxy card, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

HOW YOUR PROXY WILL BE VOTED	Unless revoked, all properly executed proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR each nominee and FOR each other proposal described in this proxy statement. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote in accordance with their discretion.

HOW TO REVOKE YOUR PROXY	You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of Mark E. Ties, Chief Financial Officer, on or before February 7, 2006. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room.

ABSTENTIONS	If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

BROKER NON-VOTES	If a broker turns in a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
RECOMMENDATIONS OF THE BOARD OF DIRECTORS
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR THE AMENDMENTS TO THE 2002 PLAN.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT
     The following table sets forth as of December 31, 2005 the record and beneficial ownership of Common Stock held by (i) each person who is known by us to be the beneficial owner of more than 5% of our Common Stock; (ii) each of the current directors (who also comprise all nominees for election as director); (iii) each Named Executive Officer (as defined in “EXECUTIVE COMPENSATION”); and (iv) all of our executive officers and directors as a group.
     Securities reported as “beneficially owned” include (a) securities which the named person may exercise voting power or investment power, alone or with others, and (b) the number of shares which the named person has the right to acquire within sixty (60) days after December 31, 2005.

	Number of Shares
Name and Address	Owned(4)		Percentage

Stephen A. Lawrence (1)(2)	75,183	(4)(6)(8)	1.0%
3154 North Service Drive Red Wing, MN 55066

Richard L. Bogen (1)	38,805	(4)(6)	*
65159 East Diamond Ridge Court Tucson, AZ 85739

Craig S. Fawcett (1)(2)(3)	237,623	(4)(6)	3.1%
151 East Cliff Road, Suite 10 Burnsville, MN 55337

Carl M. Fredericks (1)(2)	66,326	(4)(6)(7)	*
4275 Executive Square, Suite 350 La Jolla, CA 92037

Roger W. Kleppe (1)(2)	62,991	(4)(6)	*
2901 Mead Court Burnsville, MN 55337

Christopher P. Marshall (1)(2)(9)(10)(11)	3,852,117	(4)(6)(10)	33.6%
505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301

Charles R. Stamp, Jr. (1)(2)(5)	0		*
300 Grimes Bridge Road Roswell, GA 30075

Mark E. Ties (3)	20,000	(6)	*
151 East Cliff Road, Suite 10 Burnsville, MN 55337

	Number of Shares
Name and Address	Owned(4)		Percentage

Thomas N. Flies (3)	65,720	(4)(6)	*
151 East Cliff Road, Suite 10 Burnsville, MN 55337

Peter A. Thayer (3)	29,404	(6)	*
151 East Cliff Road, Suite 10 Burnsville, MN 55337

William and	658,185		8.6%
Linda Flies, JT (11) 28822 Lake Avenue Way Frontenac, MN 55026

John Deere Special Technologies	2,144,060		28.1%
Group, Inc. (11) 300 Grimes Bridge Road Roswell, GA 30075

Trident Capital, Inc. (11)	3,839,617	(10)	33.5%
505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301

All executive officers and current	4,448,169	(4)(6)(7)(10)	37.7%
directors as a group (10 persons)

*	indicates ownership of less than 1%

(1)	Currently a director.

(2)	Nominee for election as director.

(3)	Executive officer.

(4)	Includes shares of Common Stock issuable upon exercise of currently exercisable options and warrants as follows: Stephen A. Lawrence — 46,250 shares; Richard L. Bogen — 36,250 shares; Craig S. Fawcett — 142,000 shares; Carl M. Fredericks — 36,250 shares; Roger W. Kleppe — 36,250 shares; Christopher P. Marshall — 10,000 shares; Thomas N. Flies — 33,606 shares; and all officers and directors as a group — 340,606 shares.

(5)	Nominee of John Deere Special Technologies Group, Inc. (“JDSTG”).

(6)	Includes shares of restricted Common Stock, a portion of which is unvested and subject to forfeiture: Stephen A. Lawrence — 2,500 (0 unvested) shares; Richard L. Bogen — 2,500 (0 unvested) shares; Craig S. Fawcett — 95,623 (56,102 unvested) shares; Carl M. Fredericks — 2,500 (0 unvested) shares; Roger W. Kleppe — 2,500 (0 unvested) shares; Christopher P. Marshall — 2,500 (0 unvested) shares; Mark E. Ties — 20,000 (20,000 unvested) shares; Thomas N. Flies — 22,114 (11,057 unvested) shares; Peter A. Thayer — 29,404 (19,602 unvested) shares; and all officers and directors as a group — 179,641 (106,761 unvested) shares.

(7)	Includes 8,000 shares held by Carl M. Fredericks SEP IRA.

(8)	Includes 10% of the 88,151 shares of Common Stock held by XATA Investment Partners, LLC, a limited liability company in which Mr. Lawrence is a member.

(9)	Nominee of entities affiliated with Trident Capital, Inc. (the “Trident Investors”), who are the holders of our Series B Stock and Series C Stock. As holders of Series B Stock, the Trident Investors are entitled to vote for up to two directors as a class so long as they hold at least 325,000 shares of Series B Stock.

(10)	Consists of 3,013,391 shares issuable upon conversion of Series B Stock and Series C Stock and 826,226 shares issuable upon exercise of related warrants. The shares underlying Preferred Stock and warrants are held of record as set forth in the following table. Trident Capital, Inc. (“Trident”) is authorized to act on behalf of the general partner of each of the record holders. Trident and Christopher P. Marshall (its current director and its director nominee) disclaim beneficial ownership of these shares, except to the extent of their respective economic interests in the Trident entities.

	Series B	Series B	Series C	Series C
Holder	Preferred Stock	Warrants	Preferred Stock	Warrants

Trident Capital Fund-V, L.P.	1,562,658	404,709	1,136,849	335,939

Trident Capital Fund-V Affiliates Fund, L.P.	9,082	2,326	6,607	1,953

Trident Capital Fund-V Affiliates Fund (Q), L.P.	8,665	2,218	6,305	1,863

Trident Capital Fund-V Principals Fund, L.P.	45,229	11,579	32,905	9,723

Trident Capital Parallel Fund-V, C.V.	118,721	30,394	86,370	25,522
(11)	Trident has entered into a Voting Agreement with JDSTG and William P. Flies and certain of his affiliates whereby JDSTG and Mr. Flies and his affiliates (a) agree to vote for Trident’s nominee(s) for director, at such time as Trident no longer holds sufficient Preferred Stock to elect two directors as a separate class, but only for so long as the Trident Investors own at least 800,000 shares of Common Stock (directly or by ownership of Preferred Stock), and (b) grant Trident a right of first refusal to acquire their shares.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Bylaws provide that the number of directors shall be fixed by resolution of the shareholders or the Board of Directors. The current number of directors is fixed at seven (7). We are proposing to set the number of directors at six (6) and to elect six (6) directors at the Annual Meeting; provided, however, that the Board, pursuant to our Bylaws, may increase the number of directors prior to the next annual meeting and elect a person to fill the vacancy. The Board would like to add one director with specific industry expertise but has not identified a qualified individual at this time. The six nominees for election as directors at the Annual Meeting are as follows:
Nominees to be Voted on by Holders of Common and Preferred Stock
Stephen A. Lawrence
Craig S. Fawcett
Carl M. Fredericks
Roger W. Kleppe
Charles R. Stamp, Jr.
Nominee to be Voted on by Holders of Preferred Stock Only
Christopher P. Marshall
     All of the nominees are currently members of the Board of Directors.
     Four (4) of the six (6) nominees for election as directors at the Annual Meeting were selected by majority vote of our independent directors only (listed below), as required under the listing standards of the Nasdaq Stock Market (“Nasdaq”). These nominees are Stephen A. Lawrence, Craig S. Fawcett, Carl M. Fredericks, and Roger W. Kleppe.
     Charles R. Stamp, Jr. is a nominee of JDSTG and Christopher P. Marshall is a nominee of Trident Capital, Inc. (“Trident”). Currently, JDSTG has the right to nominate three directors and Trident has the right to nominate two directors (one of whom must be independent of Trident and approved by our independent directors if the total number of directors is seven or less). These rights were negotiated in connection with their respective investments in the Company. Each of JDSTG and Trident has designated just one nominee (Charles R. Stamp and Christopher P. Marshall, respectively) for election at the Annual Meeting.
     The following current members of the Board of Directors (comprising a majority of the current Board) are “independent,” as defined by Nasdaq listing standards related to Board membership:
Stephen A. Lawrence
Richard L. Bogen
Carl M. Fredericks
Roger W. Kleppe
Christopher P. Marshall
Charles R. Stamp, Jr.
(However, Messrs. Stamp and Marshall are not independent for purposes of service on the Audit Committee, for which a higher standard is imposed by Nasdaq, because they are associated with JDSTG and Trident, principal shareholders of the Company.)

     The directors elected at this Annual Meeting, and at annual meetings thereafter, unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting.
     In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

STEPHEN A. LAWRENCE	Director since September 1995
     Mr. Lawrence is currently the Chairman and Chief Executive Officer of LTX, Inc. which is the parent company of the following multi-product line transportation providers: Lawrence Transportation Company; Lawrence Leasing, Inc.; Wilson Refrigerated Express, Inc.; and Freight Plus, Inc. Prior to assuming his role as Chairman and Chief Executive Officer of LTX, Inc. in 1991, he was Executive Vice President and General Counsel for Lend Lease Trucks, Inc. (1989-1991), and General Counsel and Chief Operating Officer for Whiteford Systems, Inc. (1986-1989). Mr. Lawrence was the past President of the Truck Rental and Leasing Association and is a member of the Minnesota Bar Association. Mr. Lawrence is a graduate of Augustana College and the University of Tennessee Law School. He served as Chairman of the Board of XATA Corporation from June 2003 through November 2, 2005 and from November 1997 to July 2001. Additionally, he served as a member of the chairman’s council from August 1999 to September 2000. Mr. Lawrence is 62 years old.

CRAIG S. FAWCETT	Director since February 2002
     (Chairman of the Board of Directors and President and Chief Executive Officer of the Company)
     Mr. Fawcett has been President and Chief Executive Officer since joining XATA in February 2002. He is a graduate of Harvard Business School with an MBA and has a Bachelor of Science degree in Engineering from Ohio State University. Before joining XATA, Mr. Fawcett was Vice President of the Global Agriculture Division of Deere & Company where he held numerous leadership positions involving mergers and acquisitions, operations, special technologies, business development, and served on several boards of Deere-owned technology companies. Prior to that, he was a strategic management consultant for Arthur Andersen (now Accenture), where he led a series of international technology project engagements for Global-1000 clients. Mr. Fawcett was appointed Chairman of the Board of Directors on November 2, 2005, replacing Steve Lawrence. Mr. Fawcett is 39 years old.

CARL M. FREDERICKS	Director since February 1998
     Mr. Fredericks is currently the President of Fredericks & Associates, a regional investment banking firm, founded in 1982 and located in San Diego, CA, specializing in emerging market companies, both private and public. The firm is active in advisory services, funding activities, and mergers and acquisitions. He also is Chief Executive Officer of CBC Management, LLC, the sole manager of Commercial Bridge Capital, LLC, a private bridge loan fund. From 1995 to 1998, Mr. Fredericks was the managing member of Fredericks, Shields & Co., LLC, a firm that was engaged in the same types of business conducted by Fredericks & Associates. From 1990 to 1991, he served as Vice President and investment manager at Westinghouse Credit Corporation, Newport Beach, CA, where he was responsible for managing its investments in sponsored leverage buyouts and recapitalization of large-and middle-market companies in the United States. Mr. Fredericks holds a master’s degree in business administration and finance from Columbia University, Graduate School of Business Administration, New York City, and a bachelor’s degree in economics from Denison University in Granville, Ohio. He previously served as a member of the board of directors of Bio-Interfaces, Inc., and as an advisor to the boards of directors of Triton Group Ltd. and Firstworld Communications, Inc. He also is a member of the board of directors of the Association for Corporate Growth (San Diego Chapter). Mr. Fredericks is currently a trustee of the Marshall M. Fredericks Sculpture Museum at Saginaw Valley State University. Mr. Fredericks is 61 years old.

ROGER W. KLEPPE	Director since September 1995
     Mr. Kleppe is Vice President of Human Resources, Real Estate and Facility Services for Blue Cross and Blue Shield of Minnesota, reporting to the president and chief executive officer. Blue Cross is the State of Minnesota’s oldest and largest health insurance company with more than 2.6 million members and $7.0 billion in revenue. Mr. Kleppe has been with Blue Cross since March 1994. He previously served on the Blue Cross board of trustees and on the corporate member board, each for two years. Prior to March 1994, Mr. Kleppe was Vice President of Human Resources and Administrative Resources for National Business Systems, Inc. Mr. Kleppe has extensive human resources experience and has been involved with many business community organizations, such as the Minnesota Chamber of Commerce. He currently serves on the board of directors for Prime Therapeutics, Inc., a for-profit pharmacy benefit management company. Mr. Kleppe also serves as President of the Human Resources Executive Council, a professional association of human resource executives from the largest companies in the Twin Cities, and serves as a member of the board of advisors for the Executive Development Center, Carlson School of Management, at the University of Minnesota. Mr. Kleppe is 56 years old.

CHRISTOPHER P. MARSHALL	Director since December 2003
     Mr. Marshall joined Trident Capital in 1996 as a Principal and has been a Managing Director since 1998. In this role, he focuses on the payments, outsourcing and communications technology markets. From 1992 to 1994, he was an Associate with the Leveraged Capital Group of Banque Paribas. Earlier in his career, Mr. Marshall was a Financial Analyst in the Corporate Finance department of Chase Manhattan Bank, where he specialized in merchant banking transactions. Mr. Marshall received a bachelor’s degree from Hamilton College and a master’s degree in business administration from Northwestern University, J.L. Kellogg Graduate School of Management. Mr. Marshall is 37 years old.

CHARLES R. STAMP, JR.	Director since September 2000
     Mr. Stamp received a bachelor’s degree from Southeast Missouri State University in 1971 and is a graduate of the University of Missouri School of Law in Columbia, MO. He practiced law from 1974 until 1981 and then entered the agribusiness field. In September 2002, Mr. Stamp was named Vice President, Public Affairs Worldwide of Deere and Company. Prior to this he served as President of John Deere Special Technologies Group, Inc. and as President, Worldwide Agricultural Division - Global AgServices of Deere and Company. He is the immediate past President, Chief Executive Officer and co-founder of InterAg Technologies, Inc., a privately held Atlanta-based agricultural electronics manufacturing and computer software company, which was acquired by Deere and Company in 1999 to form the basis of Deere’s Special Technologies Group. Mr. Stamp entered the agribusiness industry in 1981 as President and Chief Executive Officer of Meyer Agri-Products, Inc., a company that later became a division of Butler Manufacturing Company of Kansas City, MO., where he served as a division vice president. Stamp serves as Chairman of the Association of Equipment Manufacturers, the global trade association for manufacturers of agricultural, construction, forestry, mining and utility equipment. Mr. Stamp is 56 years old.

Director Compensation
     Non-employee directors (except Mr. Stamp, the JDSTG nominee, and Mr. Marshall, the Trident nominee) receive $5,000 annually to serve on the Board of Directors.
     Each non-employee director (except Mr. Stamp) also will receive upon re-election at the Annual Meeting a 5,000 share stock option grant and a 2,500 share restricted stock award, both pursuant to the Company’s 2002 Long-Term Incentive and Stock Option Plan. The stock options are exercisable for five years commencing at the date of grant at a price equal to the fair market value of the Common Stock on the date of grant. The restricted stock is fully vested at the time of award and is restricted from sale for one year. At its discretion, the Company has the ability to offer a cash gross-up to offset the estimated tax liability incurred at the time of the restricted stock award.
     Each director is reimbursed by the Company for his actual out-of-pocket expenses for telephone, travel, and miscellaneous items incurred on behalf of the Company.
Board Meetings and Committees
     During the year ended September 30, 2005, the Board of Directors met four times, held five teleconferences and otherwise conducted business by unanimous written action. Committees of the Board met immediately prior to and/or after meetings of the Board of Directors. No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and of the meetings of the Board committees on which he served.
     The Board of Directors has established an Audit Committee and a Compensation Committee. During the fiscal year ended September 30, 2005, each committee was composed of all independent directors (under the Nasdaq standards applicable to such committees), as follows:

Audit Committee	Compensation Committee

Carl M. Fredericks*	Roger W. Kleppe*
Roger W. Kleppe	Richard L. Bogen
Stephen A. Lawrence	Charles R. Stamp, Jr.

*	Chairman
     The Board of Directors has unanimously determined that all Audit Committee members are financially literate under the Nasdaq listing standards and that Carl M. Fredericks is a qualified audit committee financial expert as defined in the regulations of the Securities and Exchange Commission (the “SEC”).
     The purpose of the Audit Committee includes (1) annually selecting a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) reviewing the scope of audits made by the independent public accountants; and (3) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected. See “Audit Committee Report.”
     The purpose of the Compensation Committee is to annually review and approve management’s overall compensation plan for the Company’s employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and non-cash remuneration. The Compensation Committee also determines stock options and restricted stock awards, which may be included in the compensation set forth for each individual.
     We have adopted a code of ethics which applies to our chief executive officer, chief financial officer, and controller, and persons performing similar functions. A copy of the code of ethics is filed as an exhibit to our Report on Form 10-KSB for the fiscal year ended September 30, 2004 and is posted on our website (www.xata.com). In addition, we will provide a copy to any person, without charge, upon request.
Nomination of Director Candidates
     Nominees for election to the Board of Directors of XATA are selected by the independent members of our Board, subject to the rights of JDSTG and the Trident Investors (see Notes 5, 9, 10, and 11 of the table in “PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT” and “ELECTION OF DIRECTORS”). We do not have a standing nominating committee or a charter with respect to the nominating process. If we appointed such a committee, its membership would consist of the independent directors, or a subset of them. To date, all director nominees have been identified by current directors or management. We have never engaged a third party (for a fee or otherwise) to identify candidates and we have never received a proposed candidate from a source outside of the Company. However, the Board would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to our Chairman and Chief Executive Officer, Craig S. Fawcett. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Board evaluates candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the rules of the SEC and Nasdaq, and willingness, ability, and availability for service.
Shareholder Communication with the Board
     We do not have a formal procedure for shareholder communication with our Board of Directors. In general, our officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our chief executive officer or chief financial officer with a request to forward the same to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of our Board Chairman, Craig S. Fawcett, or to the attention of the Chairman of our Audit Committee, Carl M. Fredericks, in care of the Company at the Company address. All such communications will be forwarded unopened.
     We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of shareholders. All incumbent directors and nominees attended the annual meeting in February 2005.

EXECUTIVE COMPENSATION
Executive Officers
     Our current executive officers are as follows:

Name	Age	Position

Craig S. Fawcett	39	Chief Executive Officer and Chairman of the Board of Directors

Mark E. Ties	40	Chief Financial Officer, Treasurer, and Secretary

Peter A. Thayer	46	Chief Technical Officer

Thomas N. Flies	36	Vice President — Business Development
Executive Compensation
     The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by, or paid to our chief executive officer, and each executive officer with compensation in excess of $100,000 (the “Named Executive Officers”) pursuant to a plan or contract or otherwise during fiscal years ended September 30, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
Name & Principal					Other Annual	Restricted Stock
Position	Year	Salary ($)	Bonus ($)		Compensation	Awards ($)(5)(6)(7)	Options (#)

Craig S. Fawcett (1)	2005	225,000	56,981	(4)	-0-	223,232	-0-
President and Chief	2004	207,018	30,817	(4)	-0-	151,381	-0-
Executive Officer	2003	200,000	-0-		-0-	-0-	-0-

Mark E. Ties (2)	2005	77,404	14,702	(4)	-0-	92,000	-0-
Chief Financial Officer	2004	-0-	-0-		-0-	-0-	-0-
	2003	-0-	-0-		-0-	-0-	-0-

Peter A. Thayer (3)	2005	164,655	31,274	(4)	-0-	79,371	-0-
Chief Technology Officer	2004	68,923	13,273	(4)	-0-	81,100	-0-
	2003	-0-	-0-		-0-	-0-	-0-

Thomas N. Flies	2005	136,060	20,091	(4)	-0-	57,828	-0-
Vice President — Business	2004	138,283	11,471	(4)	-0-	44,117	-0-
Development	2003	136,000	-0-		-0-	-0-	20,606

(1)	Mr. Fawcett joined the Company as President and Chief Executive Officer on February 20, 2002.

(2)	Mr. Ties joined the Company as Chief Financial Officer on April 11, 2005.

(3)	Mr. Thayer joined the Company as Chief Technology Officer on April 15, 2004.

(4)	Represents formula-based incentive compensation.

(5)	Total restricted shares of Common Stock and fair market value as of September 30, 2005: Craig S. Fawcett — 80,623 shares ($357,966); Mark E. Ties — 20,000 shares ($88,800); Peter A. Thayer — 29,404 shares ($130,554); Thomas N. Flies — 22,114 shares ($98,186).

(6)	All restricted stock vests over a three-year period. Total restricted shares of Common Stock and unvested portion as of September 30, 2005: Craig S. Fawcett — 80,623 (67,976 unvested) shares; Mark E. Ties — 20,000 (20,000 unvested) shares; Peter A. Thayer — 29,404 (24,661 unvested) shares; Thomas N. Flies — 22,114 (18,428 unvested) shares.

(7)	During the officer’s continued full time employment with the Company, officer has full voting rights, dividend rights and other rights as a shareholder with respect to all vested (but not unvested) award shares.
     The Company has employment agreements with Craig S. Fawcett and Thomas N. Flies. Each of these agreements provides for a minimum base salary, and an annual incentive bonus based on revenue, profitability and other objectives. Each contract is for a period of one year and is automatically renewed for successive one year periods unless terminated by ninety (90) days notice in advance of renewal. Each of these agreements also contains provisions that prohibit the Company from materially altering positions, duties, benefit plans or incentive plans. Under the agreements, each respective executive is entitled to one year of salary continuation, in addition to certain other benefits, in the event the Company terminates the executive’s employment without cause or if the employee terminates employment with good cause attributable to the Company. Each agreement restricts the executive from competing with the Company during and for a period of one year beyond employment with the Company, and restricts the executive from disclosing certain confidential information. Agreements with each of the executive officers provide for accelerated vesting of restricted stock awards, and for Mr. Fawcett accelerated vesting of stock options, in the event of a “change of control” of the Company (as defined in such agreements).
     The Company executed a “change of control” agreement with Mark E. Ties on April 11, 2005. This agreement prohibits the Company from materially altering position, duties, benefit plans or incentive plans in the event of a “change of control” as defined in the agreement. Under the agreement, the executive is entitled to one year of salary continuation, in addition to certain other benefits, in the event the Company terminates the executive’s employment without cause or if the employee terminates employment with good cause attributable to the Company.
     Base salary for each of the executive officers for fiscal 2006 (October 1, 2005 — September 30, 2006) is as follows:

Craig S. Fawcett	$250,000
Mark E. Ties	$175,000
Peter A. Thayer	$170,000
Thomas N. Flies	$136,000
     The Board of Directors retains the authority to provide discretionary bonuses to managers and employees. Executive officers, as well as other employees and non-employee directors, are also eligible for various stock based awards, including options, under the Company’s 2002 Long Term Incentive and Stock Option Plan.
Summary of Option Grants
     During fiscal 2005 the Company did not grant any stock options to Named Executive Officers, but made awards of restricted stock (vesting over 3 years in equal installments) to the Named Executive Officers as follows:

Name	No. of Shares
Craig S. Fawcett	42,683
Mark E. Ties	20,000
Peter A. Thayer	15,176
Thomas N. Flies	11,057
Summary of Option Exercises
     The following table contains information concerning the exercise of stock options by Named Executive Officers during fiscal 2005.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
	Option Exercises		Options at FYE		Money Options at FYE(1)
Shares
	Acquired on	Value
Name	Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig S. Fawcett	-0-	-0-	142,000	-0-	19,880	-0-
Mark E. Ties	-0-	-0-	-0-	-0-	-0-	-0-
Thomas N. Flies	-0-	-0-	36,737	6,869	24,072	1,786
Peter A. Thayer	-0-	-0-	-0-	-0-	-0-	-0-

(1)	The amounts set forth represent the difference between the closing price of the Common Stock as quoted on the Nasdaq SmallCap Market on September 30, 2005 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

(2)	The amounts set forth represent the difference between the closing price of the Common Stock as quoted on the Nasdaq SmallCap Market on the date of exercise, less the option exercise price, multiplied by the applicable number of shares underlying the options.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.
     Based upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended September 30, 2005 its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for an exercise of stock warrants by Richard Bogen, where the Form 4 was not filed in a timely manner.
Indemnification of Directors and Officers
     Under Section 302A.521, Minnesota Statutes, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended (the “Act”). Article V of the Company’s Bylaws contain substantially similar provisions and, in addition, specifically authorize adoption of agreements for indemnification to the extent permitted by statute and purchase of insurance to meet the Company’s indemnification obligation. The general effect of such provisions is to relieve the directors and officers of the Company from personal liability that may be imposed for certain acts performed in their capacity as directors or officers of the Company, except where such persons have not acted in good faith.
     As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director’s duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director’s duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in improper personal benefit to the director. In addition, the Company has entered into indemnification agreements with the Trident Investors and its representatives who serve as directors on the Board which may supplement the indemnification provisions available to them under Minnesota law.
Certain Transactions
     The Company purchases a significant portion of the hardware components for its products from Phoenix International Corporation (“Phoenix”), a wholly-owned subsidiary of Deere & Company. Payments by the Company to Phoenix totaled $9,376,000 during the Company’s fiscal year ended September 30, 2005 and $4,401,000 during the fiscal year ended September 30, 2004. All transactions between Phoenix and the Company have been and will be on terms negotiated at “arms length.” The Company ceased purchasing hardware components from Phoenix on October 31, 2005.
     JDSTG and the Trident Investors (as holders of Series B Stock) have rights to nominate directors, and in the case of the Trident Investors (as holders of Series B Stock), to vote separately as a class on their nominees. (See Notes 5, 9, 10, and 11 of the table under “PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT” and “ELECTION OF DIRECTORS.”) In addition, Trident has a right of first refusal on certain new stock issuances by the Company which is intended to permit Trident to maintain its current percentage ownership.
     Our Chairman and Chief Executive Officer, Craig Fawcett, is technically “on leave” from Deere & Company, i.e., he has not formally terminated his employment relationship with Deere. His status with Deere is similar to assignment with a wholly-owned subsidiary of Deere and provides him with the following benefits:
•	Options. His options to purchase Deere stock remain in effect. No new options have been granted since February 20, 2002, the date when his leave commenced.

•	Pension. While he is on leave, there is no interruption of years of service credit under Deere’s pension benefits. No new benefits have accrued since February 20, 2002.
     Mr. Fawcett receives no pay from Deere and he is not guaranteed a position with Deere if he expresses a desire to return. His “on leave” status could continue indefinitely (in theory), but its continuation beyond February 20, 2006 will require Deere approval. Mr. Fawcett has advised us that he has requested such approval, and if such approval is granted, such arrangement will extend until February 20, 2007. He could request further extension at that time.

PROPOSALS 2 AND 3
AMENDMENTS TO 2002 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
General Information
     The Board of Directors believes that the Company’s policy of encouraging stock ownership by certain of its employees and members of the Board of Directors through the granting of restricted stock awards, stock options and other sorts of stock-based compensation has been and will be a significant factor in its growth and success by enhancing the Company’s ability to retain and attract qualified employees and directors. The Company’s 2002 Long-Term Incentive and Stock Option Plan (the “2002 Plan”) is the primary vehicle for implementation of this policy.
     Prior to the Annual Meeting of Shareholders in 2002, the Board adopted and recommended to the shareholders adoption of the 2002 Plan. The 2002 Plan was approved by the shareholders at the 2002 Meeting and will remain in effect until 2011.
     The number of shares of Common Stock originally reserved for issuance under the 2002 Plan is 750,000, which, in the judgment of the Board, was the minimum number required for effective utilization of the Plan in the near term. As of December 31, 2005, all but approximately 15,000 shares are subject to outstanding options or restricted stock.
     On November 2, 2005, the Board of Directors amended the 2002 Plan, subject to approval by shareholders at the Annual Meeting, to add 500,000 shares to the reserve and to require all options and awards to be granted with an exercise price not less than the fair market value of the common stock as of the date of grant.
Administration
     Except as discussed below with respect to non-employee directors, the 2002 Plan is administered by the Compensation Committee (the “Committee”) of the Board. The Committee has the authority: (i) to establish rules for the administration of the 2002 Plan; (ii) to select the participants in the 2002 Plan; (iii) to determine the types of grants and awards and the number of shares covered; (iv) to set the terms and conditions of such grants and awards; and (v) to determine under what circumstances grants and awards may be canceled or suspended. Determination and interpretations with respect to the 2002 Plan are in the sole discretion of the Committee, whose determination and interpretations are binding on all interested parties.
     The 2002 Plan provides for automatic grant of options to non-employee members of the Board of Directors upon initial election to the Board (an “Initial Option”) and annually thereafter, upon re-election to the Board (an “Annual Option”), each in the amount of 5,000 shares, granted annually immediately following election or re-election, as applicable (as to each, an “Option”). All Initial Options, Annual Options and Options are “non-qualified” options which do not meet the requirements of Section 422 of the Code. This aspect of the 2002 Plan is administered by the Chief Executive Officer and the Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. Each Initial Option, Annual Option and Option is exercisable at a price per share equal to the fair market value of the Common Stock as of the date of grant. Options are immediately exercisable and remain exercisable for a period of five (5) years from the date of grant.

Under the 2002 Plan, non-employee Directors are also eligible for discretionary option grants and other awards in addition to automatic grants.
Types of Awards
     Options granted under the 2002 Plan may be either “incentive” options intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified options. Awards granted under the 2002 Plan may be stock appreciation rights (“SARs”), restricted stock or performance awards, as defined in the 2002 Plan. Incentive stock options may be granted to any full or part-time employee of the Company or any of its present and future subsidiary corporations. Options which do not qualify as incentive stock options, as well as SARs, restricted stock or performance awards under the 2002 Plan may be granted to both employees and non-employees who provide services to the Company (including consultants and members of the Board of Directors). As of December 31, 2005, approximately 99 persons are eligible to participate in the 2002 Plan.
     Under the terms of the 2002 Plan, incentive stock options may not exceed ten years in duration and must be granted at a price not less than 100% of the fair market value of the Company’s stock on the day the option is granted, except that incentive stock options granted to persons owing 10% or more of the Company’s stock must be granted at an option price which is at least 110% of fair market value and may not exceed five years in duration. Further, the aggregate fair market value (determined as of the time the option is granted) of stock covered by all incentive stock options which are first exercisable by an individual in any year may not exceed $100,000. The term of options granted under the 2002 Plan which do not qualify as incentive stock options may not exceed more than 15 years from the date of granting of such option. The price for options and awards which do not qualify as incentive stock options may be more or less than the fair market value of the Common Stock on the date of grant or award. As amended, the Plan would not permit discount price options or awards. The Committee may grant options that are exercisable in full at any time or from time to time or in installments or upon the occurrence of specified events. Incentive stock options may not be transferred by the optionee except by will or the laws of descent and distribution. The agreements relating to options will contain restrictions on when an optionee may exercise options following termination of employment with the Company or a subsidiary.
     Under the 2002 Plan, the Committee may also grant SARs which shall confer on the holder a right to receive, upon exercise, the excess of (i) the fair market value of each share subject to the SAR on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the fair market value of a share of Common Stock on the date of grant of the SAR (or, if the Committee so determines, in the case of any SAR granted in substitution for another award, on the date of grant of such other award). Subject to the terms of the 2002 Plan and any applicable award agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any SAR shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate.
     The Committee is also authorized to grant awards of restricted stock. Each restricted stock award granted under the 2002 Plan shall be for a number of shares determined by the Committee. The Committee, in its discretion, may establish performance, continued employment, vesting, or other conditions that must be satisfied in order for the restrictions to lapse. The Committee, in its discretion, may waive any restriction applicable to all or any portion of the shares subject to an outstanding restricted stock award.

     The Committee is authorized to grant such other stock-based awards (including performance awards) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into such shares), as are deemed by the Committee to be consistent with the purposes of the 2002 Plan. Performance awards provide the holder with rights valued as determined by the Committee and payable to, or exercisable by, the holder, in whole or in part, upon achievement of such performance goals during such performance periods as the Committee may establish. Subject to the terms of the 2002 Plan and any applicable award agreement, the Committee, in its discretion, may determine the terms and conditions of other stock-based awards.
Transferability of Stock
     The resale of shares acquired upon receipt or exercise of options or awards is generally not restricted by the terms of the 2002 Plan. However, resales will be restricted under the Securities Act of 1933, as amended (the “1933 Act”) unless the shares are registered under the 1933 Act or the transaction is exempt from registration. The Company has registered all shares currently reserved for the 2002 Plan and intends to register the additional shares approved at the Annual Meeting.
Federal Income Tax Matters
     The following is a general summary of the Company’s understanding of the federal income tax consequences of the 2002 Plan.
     Incentive Stock Options. Options under the 2002 Plan granted to employees may be “incentive stock options” within the meaning of Section 422 of the Code. In order to qualify as an incentive stock option, an option must meet certain conditions specified in the Code. The Company believes that under currently applicable provisions of the Code, if shares of Common Stock are acquired pursuant to the exercise of incentive stock options, then:
•	At the time of exercise of the option, no income will be realized by the optionholder for purposes of the regular income tax. However, for purposes of the alternative minimum tax (the “AMT”), the option will be treated as an option which does not qualify as an incentive stock option. Accordingly, for purposes of the AMT, the optionholder will recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price. Furthermore, the recognition of such AMT income may not alter the amount of income to be recognized for purposes of the regular income tax at the time the Common Stock acquired upon exercise of an incentive stock option is sold or otherwise disposed of. As a result, an optionholder who has a substantial amount of AMT income upon exercise of an option in relation to his or her taxable income from wages and other sources may be subject to the AMT in the year the option is exercised. Each optionholder should consult his or her own tax counsel regarding the effect of the AMT and the desirability of selling or otherwise disposing of shares of Common Stock acquired pursuant to the exercise of an incentive stock option in the same calendar year in which such shares were acquired to avoid having the AMT apply in the year the option is exercised and the regular tax apply in the year the Common Stock acquired thereby is sold or otherwise disposed of. Each optionholder should also consult with his or her own tax counsel regarding the benefit which may be available from the tax credit for a prior year’s AMT liability provided for in Section 53 of the Code.

•	If Common Stock is sold or otherwise disposed of more than two years from the date an option was granted to the optionholder and more than one year after the transfer of any shares of Common Stock to such optionholder upon the exercise of such option, then the difference between the option price paid for the shares and the sale price will result in long-term capital gain or loss to the optionholder if, as usually is the case, the Common Stock is a capital asset in the hands of the optionholder, and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of such option.

•	If Common Stock is sold or otherwise disposed of before the holding period described above is satisfied, then the optionholder will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (a) the difference between the option price and the fair market value of the shares at the time the option is exercised, and (b) the difference between the option price and the amount realized upon the disposition of the shares. Such optionholder will recognize short-term or long-term capital gain to the extent of any excess of the amount realized upon the disposition of the shares over the fair market value of the shares upon exercise of the option, and the Company will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the optionholder if and to the extent such amount satisfies the general rules concerning deductibility of compensation. The Company may also be required to withhold income tax upon the amount of ordinary income recognized by the optionholder.
     An acceleration of the exercisability of options upon a “change of control” of the Company as provided in certain option agreements may result in more than $100,000 of incentive stock options becoming exercisable for the first time during a single calendar year. In that event, all or some of the incentive stock options in question would become non-qualified (non-incentive) stock options.
     Other Options. Some options granted under the 2002 Plan are not intended to qualify as incentive stock options under Section 422 of the Code. The Company believes that under currently applicable provisions of the Code:
•	The non-incentive stock options do not have a “readily ascertainable fair market value” within the meaning of Section 83 of the Code and the regulations issued thereunder. Accordingly, at the time an option is granted, the optionholder will not recognize any taxable income. Upon the exercise of the option, the optionholder will recognize ordinary income in the amount by which the fair market value of the Common Stock at such time exceeds the option price.

•	The Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation. The Company will be required to withhold or otherwise collect income tax upon such amount as required under Sections 83 and 3402 of the Code.

•	The optionholder’s original tax basis in the shares received will be equal to the sum of the option exercise price for the shares plus the amount which the optionholder is required to recognize as income as a result of the exercise of the option.

•	When an optionholder sells shares acquired by the exercise of such a non-incentive option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss.

•	An optionholder’s holding period for shares acquired by exercising such an option, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, shall begin at the time of the exercise of the option.
     Restricted Stock Awards. The tax consequences of the grant and vesting of restricted stock awards are also generally governed by Section 83 of the Code. Common Stock of the Company issued pursuant to a restricted stock award is intended to be non-vested property within the meaning of Section 83 and the regulations promulgated thereunder. The Company believes that Common Stock issued to its employees pursuant to a restricted stock award is subject to a substantial risk of forfeiture as required by the Code and the regulations for treatment as non-vested property.
     Except as noted below, no income will be realized by a grantee, and the Company will not be entitled to any deduction, with respect to an award of restricted stock until the shares are no longer subject to a risk of forfeiture (i.e., they have vested). At that time, the employee will be deemed to have received compensation taxable as ordinary income and the Company will be entitled to a corresponding deduction equal to the sum of any cash received, plus the fair market value on the day such risk lapses with respect to the shares. The employee’s tax basis for any shares received will be the fair market value on the date of vesting. An employee who receives an award of restrictive stock may irrevocably elect under Section 83(b) of the Internal Revenue Code to report ordinary income in an amount equal to the fair market value of the stock on the date of grant. If such an election is made, no income would be recognized at the time of vesting and the tax basis for such shares (for purposes of determining the amount of any gain or loss realized on the subsequent sale of such shares) would be the fair market value on the date of grant of the stock. However, under current regulations of the Internal Revenue Service, if an employee makes such an election and subsequently all or part of the shares are forfeited under the terms and conditions set by the Committee at the date of grant, the employee will not be entitled to a deduction.
     If a Section 83(b) election is not made, appreciation in the value of the Common Stock during the period of time the Common Stock is subject to forfeiture under the terms of the restricted stock award will be recognized as ordinary income when the shares vest. If the election is made, appreciation in the value of the Common Stock during the period of time they are subject to forfeiture will generally be recognized as capital gain only when the shares vest and the Common Stock is sold or otherwise disposed of by the grantee.
     At the end of the restricted period, the grantee of a restricted stock award generally will be able to sell, exchange or otherwise dispose of the Common Stock issued to such grantee, subject to restrictions on transfer of unregistered securities under the Securities Act of 1933 and applicable state securities laws. The holding period for shares acquired pursuant to a restricted stock award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, shall begin when the grantee recognizes ordinary income.
     Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the grantee recognizes ordinary income pursuant to a restricted stock award, but only if the Company withholds income tax upon such amount as required under Section 3402 of the Code. Dividends received by the grantee before the end of the restricted period will be taxed as ordinary income to the grantee and will also be deductible by the Company subject to the foregoing general rules concerning compensation.
     Stock Appreciation Rights. The tax consequences of the grant of an SAR are also generally governed by Section 83 of the Code. At the time an SAR is granted, the holder of the SAR will not recognize any taxable income. At the time of exercise of an SAR, the holder will recognize ordinary income equal to the cash or the fair market value of the shares of Common Stock received at such time. The holder of the SAR will have a basis in any shares received equal to the fair market value thereof at the time the holder recognizes ordinary income as a result of exercising the SAR, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain, if, as usually is the case, the shares are a capital asset in the hands of the holder. The holding period for shares acquired by exercising an SAR, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term and short-term, shall begin at the time of the exercise of the SAR.
     At the time of exercise of an SAR, the holder will report as ordinary income the amount of cash received and the fair market value of any common stock which is issued. The Company will be entitled to take a deduction for such amount at the time of actual payment. A recipient of a performance award will not recognize any taxable income at the time of grant. When the award is paid, in cash or in common stock, the grantee will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the common stock received (which fair market value will be the employee’s tax basis for the shares) and the Company will generally be entitled to a deduction for such amount.
     Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the holder of an SAR recognizes ordinary income upon the exercise of an SAR, but only if the Company withholds income tax upon such amount as required under Section 3402 of the Code.
     Performance Awards. The tax consequences of the grant and any payment with respect to a performance award are also governed by Section 83 of the Code. At the time a performance award is granted, the recipient will not recognize any taxable income. At the time a performance award matures, the holder will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received at such time, unless the holder is a person subject to Section 16(b) of the 1934 Act. The holder will have a basis in any shares received equal to the fair market value thereof at the time the holder recognizes ordinary income as a result of the maturity of a performance award, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain if, as usually is the case, the Common Stock is a capital asset in the hands of the holder. The holding period for shares acquired upon maturity of a performance award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, shall begin upon the maturity thereof.
     Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the holder recognizes ordinary income upon the maturity of a performance award, but only if the Company withholds income tax upon such amount as required under Section 3402 of the Code.
     Other Stock-Based Awards. The 2002 Plan also authorizes other stock-based awards, the terms of which are not specified. The federal income tax consequences to both recipients and the Company from the grant and exercise of such other stock-based awards will depend on the terms thereof.

     Change of Control. Payments or other benefits resulting from awards, including acceleration of the exercisability of options granted under the 2002 Plan as a result of “change of control” provisions in award agreements, may be compensatory payments which are contingent on a change of control and when made to certain defined individuals (such as the Company’s executive officers) may be deemed to be “parachute payments” within the meaning of Section 280G of the Code. Section 280G of the Code provides that if “parachute payments” to an individual equal or exceed three times such individual’s “base amount” (average annual compensation over the five taxable years preceding the taxable year in which the change of control occurs), the excess of such “parachute payments” over such individual’s “base amount” will (a) not be deductible by the Company and (b) be subject to an excise tax payable by the individual. Each holder of an award should consult his or her own tax advisor regarding his or her tax liability upon a change of control of the Company.
Plan Benefits
     Grants of options and awards under the 2002 Plan are discretionary. Accordingly, it is not possible for us to identify the recipients or specify the amounts to be received by any recipient. In general, the Compensation Committee administering the 2002 Plan, will seek recommendations from management (as to non-executive employees) and from the Board of Directors concerning the recipients of grants and awards, the appropriate amounts and types of awards, and the terms of exercise. Grants and awards may be made annually, or more frequently in the case of new hires, promotions, or other special circumstances. In general, the Committee’s compensation policy includes stock incentives for executive management as a significant component of total compensation.
     A copy of the 2002 Plan is available upon request to Mark E. Ties, CFO at XATA, 151 E. Cliff Road, Suite 10, Burnsville, MN 55337.
Equity Compensation Plan Information
     The Company has three equity compensation plans: its 1991 Long-Term Incentive and Stock Option Plan, its 2001 Interim Incentive and Stock Option Plan, and its 2002 Long-Term Incentive and Stock Option Plan, all of which have been approved by the shareholders of the Company. The 1991 and 2001 Plans have terminated and no additional awards can be made under those Plans. In addition, the Company has issued warrants to its directors and certain service providers. These awards have not been presented to or approved by the shareholders.
     The following table presents information as of September 30, 2005 about the 2002 plan, with separate disclosure for shareholder-approved plans and other plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be	Weighted-average exercise	Number of securities
	issued upon exercise of	price of outstanding	remaining available for
	outstanding options,	options, warrants and	future issuance under
	warrants and rights	rights	equity compensation plans
(excluding securities
reflected in column (a))

Equity compensation	382,854 Options	$3.84	30,524
plan approved by	336,622 Restricted Stock	n/a
security holders

Equity compensation	-0-	-0-	-0-
plans not approved by
securities holders
     The table above does not include an additional 500,000 shares that have been authorized under the 2002 Long-Term Incentive and Stock Option Plan, but are subject to shareholder approval at the annual meeting, as described in Proposal 2.
Accounting Treatment
     In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Shared-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes ABP Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB No. 95, Statement of Cash Flows. Generally the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure will no longer be an alternative. The provisions in Statement 123(R) are effective for all stock options or other equity-based awards to employees or directors that vest or become exercisable in the Company’s first quarter of fiscal 2007. The Company will adopt Statement 123(R) at that time and report its first fiscal quarter of 2007 in accordance with the new standard. The adoption of Statement 123(R) will not have a material effect on the Company’s results of operations.
AUDIT COMMITTEE REPORT
     The Audit Committee of our Board of Directors is comprised of three (3) directors, all of whom are “independent” under the listing standards of The Nasdaq Stock Market. During the fiscal year ended September 30, 2005, the members of the Committee were Carl M. Fredericks (Chair), Stephen A. Lawrence, and Roger W. Kleppe. The Board of Directors has determined that all Audit Committee members are financially literate under current Nasdaq listing standards and that at least one member has financial management expertise. In addition, the Board of Directors has determined that Carl M. Fredericks is a qualified audit committee financial expert as defined in the regulations of the Securities and Exchange Commission.
     The Committee recommends to the Board of Directors the selection of the Company’s independent accountants. Management is responsible for the Company’s internal controls and the financial reporting process; the independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes. In this context, the Committee has met and held discussions with management and the independent accountants.
     The Company has established an Audit Committee Charter which sets forth the Audit Committee’s principal accountabilities, including selecting and engaging the independent auditor and approving the audit and non-audit services to be provided by the independent auditor.
     The Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the auditors any relationships that may impact their objectivity and independence, and has satisfied itself as to the auditors’ independence.
     The Committee has discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Committee has also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
     In addition, the Committee has discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.
     Based upon the Committee’s discussion with management and the independent accountants, the Committee’s review of the representation of management, and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-KSB/A filed with the Securities and Exchange Commission for the year ended September 30, 2005.
     Members of the Audit Committee:
          Carl M. Fredericks
          Stephen A. Lawrence
          Roger W. Kleppe
Audit Fees
     Aggregate fees billed by Grant Thornton LLP in connection with the audit of our financial statements for the years ended September 30, 2005 and 2004, and for review of our quarterly financial statements included in our reports on Form 10-QSB during each year totaled $73,000 and $64,000, respectively. No leased personnel were utilized by Grant Thornton LLP in connection with any audit services provided to us.
Audit Related Fees
     Aggregate fees billed by Grant Thornton LLP and Larson, Allen, Weishair & Co., LLP for assurance related services during the fiscal years ended September 30, 2005 and 2004 totaled $3,000 and $27,800, respectively. The fiscal 2005 fees were for services related to revenue recognition accounting policies and review of stock option/warrant awards.

Tax Fees
     Aggregate fees billed by Larson, Allen, Weishair & Co., LLP and Grant Thornton LLP, respectively, for tax compliance, advisory and planning services during the fiscal years ended September 30, 2005 and 2004 totaled $30,600 and $17,600, respectively.
Auditor Fees Pre-approval Policy
     The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services to be provided by Grant Thornton LLP, the Company’s independent auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Grant Thornton LLP during fiscal 2005.
PROPOSALS FOR FISCAL 2007 ANNUAL MEETING
     We currently anticipate that the next annual meeting, for the fiscal year ending September 30, 2006 (the “2007 Annual Meeting”), will be held on or around February 15, 2007. If you wish to submit a proposal for inclusion in the proxy statement and proxy for shareholder action at the 2007 Annual Meeting, you must do so by sending the proposal and supporting statements, if any, to us no later than October 1, 2006.
     In addition, pursuant to the rules of the Securities and Exchange Commission, proxies solicited by our management for the 2007 Annual Meeting may grant management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2007 Annual Meeting, unless we have received notice of the shareholder proposal on or before December 1, 2006.
     In addition, pursuant to Section 2.11 of our Bylaws, a shareholder who wishes to bring any business before the 2007 Annual Meeting must give notice of that fact, plus the additional information required under Section 2.11, at least 90 days before the meeting.

By Order of the Board of Directors
/s/ Mark E. Ties
Mark E. Ties
Secretary

Dated: January 6, 2006
Burnsville, Minnesota
A COPY OF OUR ANNUAL REPORT, WHICH INCLUDES OUR REPORT ON FORM 10-KSB/A, IS ENCLOSED. AN ADDITIONAL COPY OF OUR FORM 10-KSB/A (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: XATA CORPORATION, ATTENTION: MARK E. TIES, CFO, 151 EAST CLIFF ROAD, SUITE 10, BURNSVILLE, MINNESOTA 55337.

XATA CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, FEBRUARY 8, 2006
3:00 P.M.
SHERATON BLOOMINGTON HOTEL
7800 Normandale Road
Bloomington, Minnesota

XATA CORPORATION 151 EAST CLIFF ROAD, SUITE 10 BURNSVILLE, MN 55337	PROXY
This proxy is solicited on behalf of the Board of Directors.
     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated January 6, 2006, hereby appoints each of Craig S. Fawcett and Mark E. Ties as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of XATA Corporation to be held on Wednesday, February 8, 2006 at 3:00 p.m. at the Sheraton Bloomington Hotel, 7800 Normandale Road, Bloomington, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
See reverse for voting instructions

Please detach here
The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Directors duly nominated:
01 Stephen A. Lawrence
02 Craig S. Fawcett
03 Carl M. Fredericks
04 Roger W. Kleppe
05 Charles R. Stamp, Jr.

☐ FOR all nominees (except as marked)	☐ Vote WITHHELD From all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.	Amendment of 2002 Long-Term Incentive and Stock Option Plan to increase the shares reserved from 750,000 to 1,250,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Amendment of 2002 Long-Term Incentive and Stock Option Plan to require the exercise price of all options and awards to be at least equal to the fair market value of the underlying common stock as of the date of grant.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	The authority to vote, in his discretion, on all other business that may properly come before the meeting.

☐ GRANTED	☐ WITHHELD

Address change? Mark Box ☐	Attending Meeting? Mark Box ☐
Indicate changes below:

Dated: , 2006

Signature(s) in Box

PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.